                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                             Genomica Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     was paid previously. Identify the previous filing by registration statement
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

                              GENOMICA CORPORATION
                                1745 38th Street
                            Boulder, Colorado 80301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 18, 2001

To The Stockholders of Genomica Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Genomica Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, July 18, 2001 at 1:00 p.m. local time at the Company's corporate offices located at 1745 38th Street, Boulder, Colorado 80301 for the following purposes:

    1. To elect three directors to hold office until the 2004 Annual Meeting of Stockholders.

    2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on June 29, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors

                                     /s/ Daniel R Hudspeth
                                     Daniel R. Hudspeth
                                     Secretary

Boulder, Colorado
July 2, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              GENOMICA CORPORATION
                                1745 38th Street
                            Boulder, Colorado 80301

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 July 18, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Genomica Corporation, a Delaware corporation ("Genomica" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, July 18, 2001, at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate offices located at 1745 38th Street, Boulder, CO 80301. The Company intends to mail this proxy statement and accompanying proxy card on or about July 2, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of Common Stock at the close of business on June 29, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 29, 2001, the Company had outstanding and entitled to vote 22,792,744 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1745 38th Street, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 4, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than the close of business on March 20, 2002 nor later than the close of business on April 19, 2002.

   Stockholders are also advised to review the Company's Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

   The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2001. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any such nominee will be unable to serve.

   Set forth below is biographical information as of June 5, 2001, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. Dr. Caruthers has expressed his intention to resign as a member of the Board of Directors after the Annual Stockholders' Meeting.

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

   Teresa W. Ayers, 48, has served as our Chief Executive Officer and as a member of our board of directors since 1999. From 1997 to 1999, Ms. Ayers served as the President, Chief Executive Officer and director of BioStar, Inc., a point-of-care diagnostics company. From 1995 until 1997, Ms. Ayers served as BioStar's President and Chief Operating Officer and, from 1992 until 1995, as BioStar's Vice President of Finance. Ms. Ayers received a B.B.A. from the University of Georgia.

   William E. Rich, Ph.D., 57, has served as a member of our board of directors since November 2000. Dr. Rich has served as President and Chief Executive Officer and a director of Ciphergen Biosystems, Inc., a biological research systems company, since 1994. From 1991 to 1994, Dr. Rich was Vice President of Sepracor, Inc., a specialty pharmaceutical company, and President of BioSepra, which was spun off by Sepracor. Dr. Rich received a B.S. in Chemistry from Carson Newman College and a Ph.D. in Chemistry from the University of North Carolina, Chapel Hill, and conducted post-doctoral research in biochemistry at Duke University.

   Michael J. Savage, 48, has served as a member of our board of directors since June 2001. In 1999, Mr. Savage formed Savage Consulting to provide strategic consulting for information technology for organizations in the life sciences industry. From 1991 to 1998, Mr. Savage was the President and Chief Executive Officer of Molecular Simulations, Inc., a leading developer of computer assisted drug discovery software for pre-clinical research and development. In June 1998, Molecular Simulations, Inc. was sold to Pharmacopeia, a publicly traded biopharmaceutical company. Mr. Savage was a director and Executive Vice-President of Pharmacopeia from 1998 to 1999. Mr. Savage received a M.S. in Biology from California Institute of Technology.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

   Ralph E. Christoffersen, Ph.D., 63, has served as a member of our board of directors since 1997. Dr. Christoffersen has served as Chief Executive Officer and a director of Ribozyme Pharmaceuticals, Inc. since 1992. From 1989 to 1992, Dr. Christoffersen was Senior Vice President and Director of U.S. Research at SmithKline Beecham Pharmaceuticals, a pharmaceutical company. From 1983 to 1989, he held senior management positions in research at The Upjohn Company, a pharmaceutical company. Prior to joining The Upjohn Company, Dr. Christoffersen served as a Professor of Chemistry and Vice Chancellor for Academic Affairs at the University of Kansas and as President of Colorado State University. He received his Ph.D. in Physical Chemistry from Indiana University.

   Robert T. Nelsen, 38, has served as a member of our board of directors since 1997. Since 1994, Mr. Nelsen has served as a senior principal of various venture capital funds associated with ARCH Venture Partners, including ARCH Venture Fund II, L.P., ARCH Venture Fund III, L.P. and ARCH Venture
Fund IV, L.P. From 1987 to 1994, Mr. Nelsen was Senior Manager at ARCH Development Corporation, a company affiliated with the University of Chicago, where he was responsible for new company formation. Mr. Nelsen is also a director of Adolor Corporation, Caliper Technologies Corp. and Illumina, Inc. He holds an M.B.A. from the University of Chicago.

Directors Continuing in Office Until the 2003 Annual Meeting

   Marvin H. Caruthers, Ph.D., 61, has served as a member of our board of directors since 1997. From 1992 to 1995, Dr. Caruthers was the chairman of the Department of Chemistry and Biochemistry at the University of Colorado. He has been a professor at the University of Colorado since 1979. Dr. Caruthers is also a director of Array BioPharma Inc. and OXiGENE, Inc. Dr. Caruthers received a Ph.D. from Northwestern University.

   Thomas G. Marr, Ph.D., 49, has served as our President and Chief Scientist and a member of our board of directors since our inception. From 1997 to 1998, Dr. Marr served as our Chief Executive Officer. From 1989 to 1997, Dr. Marr held various positions at Cold Spring Harbor Laboratory. From 1989 to 1994,
Dr. Marr was a Senior Staff Investigator. From 1994 to 1997, Dr. Marr was a Senior Scientist, head of the Structural Biology and Computational Section at the Cold Spring Harbor Laboratory/National Cancer Institute-Cancer Center and head of the Computational Molecular Biology and Genetics Department. Prior to 1989, Dr. Marr was a Staff Scientist at Los Alamos National Laboratory.
Dr. Marr has been involved in the development of bioinformatics technology used in the Human Genome Project since 1985, and has served on many peer review, policy and standards committees related to the project. Dr. Marr received a Ph.D. in Biology from New Mexico State University.

   James L. Rathmann, 49, has served as the Chairman of our board of directors since our inception and served as our Chief Executive Officer from inception to 1997. Mr. Rathmann founded Falcon Technology Partners, L.P. in 1993, and is the president of Falcon Technology Management Corporation and the general partner of Falcon Technology Partners, L.P. Mr. Rathmann is also a director of Ciphergen Biosystems, Inc. Mr. Rathmann received an M.S. in Computer Science from the University of Wisconsin.

Board Committees and Meetings

   The Board of Directors held six meetings during the fiscal year ended December 31, 2000. The Board has an Audit Committee, a Compensation Committee and a Membership Committee.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; together with the Board, selects the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Dr. Caruthers, Dr. Christoffersen and Mr. Nelsen. It met twice during the fiscal year ended December 31, 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board and the Audit Committee have adopted a written Amended and Restated Audit Committee Charter that is attached hereto as Appendix A.

   The Compensation Committee reviews and recommends to the Board appropriate compensation policies for the Company's executives; makes recommendations concerning the adoption, amendment and termination of the Company's compensation plans; grants rights, participation and interests in the Company's compensation plans; and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors: Dr. Caruthers and Messrs. Nelsen and Rathmann. It met four times during the fiscal year ended December 31, 2000.

   The Membership Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by stockholders. The Membership Committee is composed of three directors: Dr. Marr, Ms. Ayers and Mr. Rathmann. It was formed in November 2000 and did not meet or act by written consent during such fiscal year.

   During the fiscal year ended December 31, 2000, each director other than Dr. Caruthers attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Report of the Audit Committee of the Board of Directors (March 12, 2001)/1/

   The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of three directors who are not officers of the Company. Under currently applicable rules, all members are independent. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

   The Audit Committee held two meetings during 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee, management and the Company's independent public accountants, Arthur Andersen.

   During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

   The discussions with Arthur Andersen also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Arthur Andersen written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with Arthur Andersen.

                                          THE AUDIT COMMITTEE OF THE BOARD OF
                                           DIRECTORS:

                                          Ralph E. Christoffersen, Chairman
                                          Marvin H. Caruthers
                                          Robert T. Nelsen
--------
1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since its inception in 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

   Audit Fees. The aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the Company's interim financial statements were approximately $50,000.

   All Other Fees. The aggregate fees billed by Arthur Andersen LLP for professional services, other than audit fees for the fiscal year ended December 31, 2000, were approximately $197,000.

   The Audit Committee has determined the rendering of the all other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 5, 2001 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. The table is based on information supplied by the directors, executive officers and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission.

   Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security, and includes options and warrants that are currently exercisable or exercisable within 60 days. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

   This table lists applicable percentage ownership based on 22,778,058 shares of common stock outstanding as of June 5, 2001. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of June 5, 2001, including shares that are subject to exercisable but unvested options, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage. Unvested options held by the executive officers are immediately exercisable upon grant, provided that upon the executive officer's cessation of service, any unvested shares are subject to repurchase by us at the original exercise price per share. Shares underlying options and warrants that are deemed beneficially owned are listed in this table separately in the column labeled "Shares Subject to Options and Warrants". These shares are included in the number of shares listed in the column labeled "Total Number". Unless otherwise indicated, the address of each person or entity named below is c/o Genomica Corporation, 1745 38th Street, Boulder, Colorado 80301.

                               Shares Beneficially Owned
                           ---------------------------------
                                           Shares Subject to
                                              Options and        Percentage
 Name of Beneficial Owner  Total Number(1)     Warrants      Beneficially Owned
 ------------------------  --------------- ----------------- ------------------
The Kaufmann Fund,
 Inc.(2)..................       3,989,272               --         17.5%

Falcon Technology
 Partners, L.P.(3)........       3,066,141               --         13.5

ARCH Venture Fund III,
 L.P.(4)..................       1,727,180            16,493         7.6

INVESCO Funds Group,
 Inc.(5)..................       1,584,113            25,173         6.9

Teresa W. Ayers...........         700,032           333,366         3.0

Thomas G. Marr............         843,365           333,366         3.6

Kenneth S. Rubin..........         446,666           420,833         1.9

Daniel R. Hudspeth(6).....         208,366            41,700           *

Sean M. Ryan..............         200,000           200,000           *

Marvin H. Caruthers(7)....         153,572               868           *

Ralph E. Christoffersen...          18,333            18,333           *

Robert T. Nelsen(8).......       1,733,097            19,410         7.6

James L. Rathmann(9)......       3,109,058             2,917        13.6

William E. Rich...........           2,917             2,917           *

Michael J. Savage(10).....           7,333               833           *

All directors and
 executive officers as a
 group
 (12 persons)(11).........       7,522,739         1,474,543        31.0%

--------
 *  Less than 1%.

 (1) Shares underlying options and warrants that are deemed beneficially owned are listed in this table separately in the column labeled "Shares Subject to Options and Warrants". These shares are included in the number of shares listed in the column labeled "Total Number".
 (2) The address of The Kaufmann Fund, Inc. is 140 East 45th Street, 43rd Floor, New York, New York 10017.
 (3) The address of Falcon Technology Partners, L.P. is 600 Dorset Road, Devon, Pennsylvania 19333.
 (4) The address of ARCH Venture Fund III, L.P. is 8725 West Higgins Road, Suite 290, Chicago, Illinois 60631.
 (5) The address of INVESCO Funds Group, Inc. is 7800 East Union Avenue, Denver, Colorado 80237.
 (6) Includes 166,666 shares held by the Daniel R. and Karla R. Hudspeth Trust, of which Mr. Hudspeth and his wife are trustees.
 (7) Consists solely of shares held by The Caruthers Family, L.L.C., of which Dr. Caruthers is the Manager.
 (8) Includes shares held by ARCH Venture Fund III, L.P., of whose General Partner Mr. Nelsen is the Managing Director. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
 (9) Includes shares held by Falcon Technology Partners, L.P., of which Mr. Rathmann is the General Partner.
(10) Includes shares held by the Savage Family Revocable Trust, of which Mr. Savage is a trustee.
(11) Includes 1,457,182 shares of common stock issuable upon exercise of stock options and 17,361 shares of common stock issuable upon exercise of warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that an initial report of ownership was filed late by Dr. Rich, and one report, covering his December 2000 stock option grant, was filed late by Michael W. Cohn.

                                   MANAGEMENT

Executive Officers

   The following table sets forth certain information concerning the executive officers of the Company as of June 5, 2001.

             Name           Age Position
             ----           --- --------
   Teresa W. Ayers.........  48 Chief Executive Officer

   Thomas G. Marr, Ph.D....  49 President and Chief Scientist

   Kenneth S. Rubin........  36 Executive Vice President of Commercial
                                Development

   Daniel R. Hudspeth......  38 Chief Financial Officer, Vice President of
                                Finance, Treasurer and Secretary

   Michael W. Cohn.........  38 Vice President of Engineering

   Sean M. Ryan............  38 Vice President of Sales

See "Proposal 1--Election of Directors" for the biographies of Ms. Ayers and Dr. Marr.

   Kenneth S. Rubin has served as our Executive Vice President of Commercial Development since January 2000. In addition, Mr. Rubin has served as a consultant to us since 1997. From 1997 until 2000, Mr. Rubin served as the Chief Operating Officer of Secant Technologies, Inc., a software products company. From 1995 until 1997, Mr. Rubin served as the Director of Business Development for IBM Corporation's North America Object Technology Practice. Mr. Rubin received an M.S. in Computer Science from Stanford University.

   Daniel R. Hudspeth has served as our Chief Financial Officer, Vice President of Finance, Treasurer and Secretary since April 1999. From 1997 to 1999, Mr. Hudspeth served as the Chief Financial Officer, Vice President of Finance, Treasurer and Secretary of Communications Systems International, Inc., a publicly-traded telecommunications company. From 1995 to 1997, Mr. Hudspeth served as the Chief Financial Officer, Vice President of Finance, Treasurer and Secretary of Wireless Telecom, Inc., a software developer and distributor of wireless data telecommunications products. During 1995, Mr. Hudspeth served as Vice President and Corporate Controller of CWE, Inc., a publicly-traded computer retail company. Mr. Hudspeth has a BS/BA in Accounting from Colorado State University. Mr. Hudspeth is a certified public accountant.

   Michael W. Cohn has served as our Vice President of Engineering since September 2000. From 1998 to 2000, Mr. Cohn served as a Vice President of Product Development for McKessonHBOC, a publicly-traded software development and drug distribution company. From 1994 to 1998, Mr. Cohn served in a variety of positions, including Vice President of Software Development for Access Health, a publicly-traded healthcare software and services company that was acquired by McKessonHBOC. From 1990 to 1994, Mr. Cohn served as the Vice President of Engineering for Telephone Response Technologies, a software products company. Mr. Cohn received an M.S. in Computer Science from the University of Idaho and an M.A. in Economics from Claremont Graduate School.

   Sean M. Ryan has served as our Vice President of Sales since August 2000. From 1986 to 2000, Mr. Ryan served in a variety of management and executive-level positions at Idexx Laboratories, a diagnostic products company. Most recently Mr. Ryan served as the Vice President-Worldwide Sales for Companion Animal Group. Mr. Ryan received a B.S. in Biology from St. Lawrence University.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   During the last fiscal year, non-employee directors of the Company did not receive compensation for their services as directors, except for Dr. Christoffersen, who received $1,000 for each board meeting attended. Effective as of January 1, 2001, each non-employee director receives an annual retainer of $1,000 for serving as a committee chairman and a per meeting fee of $1,000 (plus $500 for each committee meeting attended by committee members). In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $6,000. Non-employee directors are also eligible for reimbursement of all out-of-pocket expenses incurred on behalf of the Company.

   Upon initial election to the Board, each non-employee director of the Company receives a stock option to purchase 15,000 shares of the Common Stock of the Company under the 2000 Equity Incentive Plan (the "2000 Plan"). Options granted to non-employee directors under the 2000 Equity Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code. The options granted to non-employee directors have the same terms as options granted to all other participants of the 2000 Plan, except that the shares vest equally on a monthly basis over three years.

Compensation of Executive Officers

Summary of Compensation

   The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers").

                                                       Long-Term
                                 Annual Compensation  Compensation
                                 -------------------- ------------
                                                       Securities
   Name and Principal     Fiscal                       Underlying   All Other
        Position           Year    Salary     Bonus     Options    Compensation
   ------------------     ------ ---------- --------- ------------ ------------
Teresa W. Ayers(1).......  2000    $225,000   $67,500   333,333          --
 Chief Executive Officer   1999     102,015       --    366,699          --

Thomas G. Marr...........  2000    $225,000   $45,000   333,333          --
 President and Chief
  Scientist                1999     225,000       --     66,699      $ 4,050(2)

Kenneth S. Rubin(1)......  2000    $183,333   $60,000   416,666          --
 Executive Vice President
  of Commercial            1999         --        --        --       $30,500(3)
 Development

Daniel R. Hudspeth(1)....  2000    $140,000   $35,000   174,999          --
 Chief Financial Officer
  and Vice President       1999      94,673       --     33,366      $19,432(2)
 of Finance

Sean M. Ryan(1)..........  2000  $   79,167 $  50,000   200,000      $74,184(2)
 Vice President of Sales

--------
(1) We hired Ms. Ayers in July 1999, Mr. Rubin in January 2000, Mr. Hudspeth in April 1999 and Mr. Ryan in August 2000.
(2) Relocation expenses.
(3) Consulting fees.

Stock Option Grants and Exercises

   The Company grants options to its executive officers under its 2000 Equity Incentive Plan. As of June 5, 2001, options to purchase a total of approximately 2.4 million shares were outstanding under the Incentive Plan and options to purchase approximately 1.6 million shares remained available for grant thereunder.

   The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realizable
                                                                          Value at Assumed Annual
                                                                           Rates of Stock Price
                                                                          Appreciation for Option
                                       Individual Grants                          Term(3)
                         ------------------------------------------------ -----------------------
                         Number of      Percent of
                         Securities    Total Options
                         Underlying     Granted to   Exercise
                          Options      Employees in  Price Per Expiration
          Name            Granted          2000      Share(1)   Date(2)       5%          10%
          ----           ----------    ------------- --------- ---------- ----------- -----------
Teresa W. Ayers.........  333,333(4)       15.0%       $0.75    1/26/10   $10,066,323 $16,177,019

Thomas G. Marr..........  333,333(5)       15.0%       $0.75    1/26/10   $10,066,323 $16,177,019

Kenneth S. Rubin........  208,333(6)        9.4%       $0.75    1/26/10   $ 6,291,448 $10,110,631
                          208,333(7)        9.4         0.75    1/26/10     6,291,448 $10,110,631

Daniel R. Hudspeth......  104,166(8)        4.7%       $0.75    1/26/10   $ 3,145,709 $ 5,055,291
                           70,833(9)        3.2         0.75    1/26/10     2,129,086   3,437,604

Sean M. Ryan............  200,000(10)       9.0%       $4.50    7/31/10   $ 5,289,800 $ 8,956,221

--------
 (1) The Board of Directors may reprice options under the terms of the 2000 Equity Incentive Plan.
 (2) Options will terminate before their expiration dates if the optionee leaves his or her employment with us.
 (3) The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. Because all of the options included in the table were granted prior to the initial public offering of our common stock, the calculation is based on appreciation of the initial public offering price of $19.00. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table. For example, if the calculation was based on the closing price of our common stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $5.281, these values would be significantly lower.
 (4) 20% of the options vest on July 19, 2000. The remaining 80% vest in 48 equal monthly installments thereafter.
 (5) 10% of the options vest on January 27, 2000. The remaining 90% vest in 54 equal monthly installments thereafter, beginning February 19, 2000.
 (6) 25% of the options vest on February 1, 2001. The remaining 75% vest in 36 equal monthly installments thereafter.
 (7) 20% of the options vest on February 1, 2001. The remaining 80% vest in 48 equal monthly installments thereafter.
 (8) 3,472 of the options vest on April 5, 2000. The remaining options vest in 57 equal monthly installments thereafter, beginning May 27, 2000.
 (9) 25% of the options vest on April 5, 2000. The remaining 75% vest in 45 equal monthly installments thereafter, beginning May 27, 2000.
(10) 25% of the options vest on August 1, 2001. The remaining 75% vest in 36 equal monthly installments thereafter.

                      OPTION EXERCISES IN LAST FISCAL YEAR

                                                     Number of Securities           Value of Unexercised In-
                                                    Underlying Unexercised            the-Money Options at
                           Shares                Options at December 31, 2000         December 31, 2000(2)
                          Acquired      Value    --------------------------------   -------------------------
          Name           on Exercise Realized(1)  Exercisable      Unexercisable    Exercisable Unexercisable
          ----           ----------- ----------  -------------    ---------------   ----------- -------------
Teresa W. Ayers.........   366,666   $5,800,656           94,477            238,889  $428,094    $1,082,406
Thomas G. Marr..........   149,999   $2,372,984           94,477            238,889  $428,094    $1,082,406
Kenneth S. Rubin........    25,833   $  408,678              --             416,666       --     $1,887,914
Daniel R. Hudspeth......   166,666   $2,560,656               33             41,666  $    168    $  188,789
Sean M. Ryan............       --           --               --             200,000       --     $  156,200

--------
(1) Deemed fair market value of the underlying shares on the date of exercise less the exercise price. Because the shares acquired on exercise were exercised prior to the initial public offering of our common stock, this calculation is based on $16.00 per share, the value we used for accounting purposes to determine if a compensation expense related to the option grant was reportable on our financial statements under Generally Accepted Accounting Principles. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our current stock price. For example, if the calculation was based on the closing price of our common stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $5.281, the value realized would be significantly lower. The values realized reflect the early exercise of unvested options and the exercise of vested options. Shares obtained through the early exercise of unvested options are held in escrow and released as the vesting terms are met. None of the shares acquired through the exercise of options have been sold, therefore, the actual value realized may be greater or less than the value realized set forth in the table.
(2) Market value of underlying securities based on the closing price of our common stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $5.281 minus the exercise price.

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

   On March 15, 2000, we entered into employment agreements with Ms. Ayers and Dr. Marr. The employment agreements provide for an annual base salary of $225,000 each, which will be reviewed at least annually and increased at the discretion of the compensation committee.

   Each of these employment agreements may be terminated by either the executive or the Company at any time. However, if the Company terminates the executive's employment without just cause or the executive resigns for good reason, the executive will be entitled to receive all or part of the executive's annual salary depending on how long after the effective date of the employment agreement the termination or resignation occurs. Upon termination of their employment for any reason, and at our discretion, Ms. Ayers and Dr. Marr each agreed to enter into a consulting arrangement with us for a period of up to one year.

   Each employment agreement contains a covenant not to compete which prohibits the executive, during the executive's employment and for one year after the termination of employment with the Company, from engaging in any activities in competition with the Company, from accepting employment or establishing a business relationship with the Company's competitors, other than those in which the executive is a passive investor. In addition, each employment agreement contains a non-solicitation provision which prohibits, during the executive's employment and for one year after the termination of employment with the Company, the executive from hiring or soliciting any of the Company's employees or soliciting the Company's clients, investors, independent contractors and other third parties to negatively alter their relationship with the Company.

Change in Control Arrangements

   Each of the stock options granted to the Company's executives (as determined by the Board) is subject to a policy permitting acceleration of vesting in the event of a dissolution, liquidation, a sale of all or substantially all of the assets of the Company, or a merger, consolidation or combination transaction.

   In accordance with the policy, in the event of a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, or a merger, consolidation or combination transaction in which the stockholders of the Company prior to the transaction own less than a majority of the voting securities of the Company or the surviving entity after the transaction, the vesting of the executive's stock options will partially accelerate, such that, with the exception of stock options representing one year's worth of vesting, all shares will be fully exercisable at the closing of the transaction. As to the shares remaining subject to vesting, vesting shall continue for one year after the transaction on the normal schedule, except in the event the executive is terminated without cause, or the executive terminates for good reason, in which case the vesting of these shares will also accelerate.

   In the event of any other merger, consolidation or combination transaction not meeting the terms described above, if within 12 months of such event the executive is terminated without cause, or the executive terminates for good reason, then the vesting of all stock options held by such executive will accelerate.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION/2/

   The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three non-employee directors of the Company. The members of the Compensation Committee are Dr. Caruthers and Messrs. Nelsen and Rathmann. The Compensation Committee is responsible for establishing the Company's compensation programs for the Company's executive officers and evaluating the performance of the Company's executive officers.

Compensation Committee Policy

   The Compensation Committee acts on behalf of the Board of Directors to establish the general compensation policy of the Company for all executive officers of the Company. At or about the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels for the current fiscal year and the bonuses for the last fiscal year for the Chief Executive Officer ("CEO") and other executive officers of the Company. The Compensation Committee believes that the compensation of the CEO and the Company's other executive officers should be greatly influenced by the Company's performance. Consistent with this philosophy, a designated portion of the compensation of each executive is contingent upon attaining corporate goals and is adjusted where appropriate, based on an executive's performance against personal performance objectives as well as executive compensation at comparable biotechnology and software companies. Long-term equity incentives for executive officers are provided through the granting of stock options under the 2000 Equity Incentive Plan. Stock options generally have value for the executive only if the price of the Company's Common Stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

   The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Compensation Committee in reliance on the Radford Survey (the "Survey") or the prevailing competitive salaries in the technology sector for similar positions and by evaluating those salary standards against the achievement by the Company of its corporate goals. The compensation of the Company's executive officers was compared to equivalent data in the Survey and competitive market compensation levels to determine base salary and cash bonuses. Practices of such companies with respect to stock option grants were also reviewed and compared.

2000 Executive Compensation

   Base Compensation. The Compensation Committee sets its salaries for executive officers, including the CEO, based upon external salary surveys for similar positions and by evaluating those salaries against the achievement by the Company of its corporate goals. The Compensation Committee reviewed the performance and market data outlined above and established a base salary level to be effective during 2000 for each executive officer and the CEO (see the discussion on CEO compensation below).

   Incentive Compensation. The Compensation Committee also provides executive officers the opportunity to earn annual cash bonuses. The actual bonus awards depend on the Compensation Committee's evaluation of each executive's personal performance and the achievement of the Company's performance goals during the past fiscal year. The Company's performance objectives consist of operating, strategic and financial goals, each of which are considered to be critical to the Company's long-term success.

   Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee may grant additional stock options to executives to
--------
2 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

continue to retain such executives and provide incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. The Survey data was also used for general comparison purposes in determining stock option grants to executive officers. The stock options generally become exercisable over a four or five-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. During 2000, stock options were granted, at the Compensation Committee's discretion, to the five Named Executive Officers and to one executive officer who was not a Named Executive Officer, as either incentives for these individuals to become employees or to align their interests with those of the stockholders, taking into account the number of shares of the Company's Common Stock and options to purchase Common Stock held by each such executive officer.

2000 CEO Compensation

   Compensation for the CEO is determined through a process similar to that discussed above for other executive officers of the Company.

   As set forth in Ms. Ayers's employment agreement, Ms. Ayers's base salary was established in July 1999 by the Compensation Committee at $225,000 per year, effective July 18, 1999, the day she became the CEO. In January 2001 the Compensation Committee awarded a discretionary bonus of $67,500 to Ms. Ayers based on the successful completion of the Company's initial public offering, attaining other corporate goals of the Company and comparing Ms. Ayers's compensation level to other CEO's at comparable companies.

   Ms. Ayers was awarded a stock option grant on January 26, 2000 for 333,333 shares of the Company's Common Stock. The Compensation Committee, in determining the number of shares for the grant, took into account market data from external salary surveys as well as the fact that Ms. Ayers had not received an option award since July 1999.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

   The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which limits deductions for certain executive compensation in excess of $1 million in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. The Company believes that it is in the best interests of its stockholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

                                          COMPENSATION COMMITTEE

                                          James L. Rathmann, Chairman
                                          Robert T. Nelsen
                                          Marvin H. Caruthers

Compensation Committee Interlocks and Insider Participation

   As noted above, the Company's compensation committee consists of Dr. Caruthers and Messrs. Nelsen and Rathmann. Mr. Rathmann served as our Chief Executive Officer from the Company's inception to 1997. Entities affiliated with each of Dr. Caruthers and Messrs. Nelsen and Rathmann participated in our March 2000 Series C preferred stock financing (see "Certain Transactions").

   None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Performance Measurement Comparison/3/

   The following graph shows the total stockholder return of an investment of $100 in cash from September 29, 2000 (the date the Company began trading on the Nasdaq National Market) until December 31, 2000 for (i) the Company's Common Stock, (ii) the Nasdaq Composite Index ("Nasdaq Composite") and (iii) the Nasdaq Biotechnology Index ( "Nasdaq Biotech").

              Comparison of Cumulative Total Return on Investment
                             [PERFORMANCE GRAPH APPEARS HERE]

                      -------------------------------------------------
                       SEPT     OCT     NOV      DEC      JAN      FEB
                       2000     2000    2000     2000     2001     2001
                       ----     ----    ----     ----     ----     ----
Genomica                100     64.6    41.7     27.2     45.3     28.9
Nasdaq Composite        100     91.7    70.7     67.3     75.5     58.6
Nasdaq Biotech          100     91.9    79.7     82.5     79.3     73.2

--------
3 This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                              CERTAIN TRANSACTIONS

Series C Preferred Stock Financing

   The following 5% stockholders of the Company and entities affiliated with members of the Company's board of directors purchased the indicated numbers of shares of our Series C preferred stock in March 2000 at a purchase price of $4.50 per share:

                                                                       Number of
                                 Purchaser                              Shares
                                 ---------                             ---------
     The Kaufmann Fund, Inc...........................................   748,532
     Falcon Technology Partners, L.P..................................   444,444
     INVESCO Global Health Sciences Fund.............................. 1,111,111
     ARCH Venture Fund III, L.P.......................................   444,444
     The Caruthers Family, L.L.C......................................    11,111

   In connection with the Series C preferred stock financing, we entered into a Second Amended and Restated Investors' Rights Agreement with these purchasers and certain other stockholders of the Company pursuant to which such stockholders have registration rights with respect to their shares.

Employment Agreements

   We have entered into employment agreements with Teresa W. Ayers, our Chief Executive Officer, and Thomas G. Marr, our President and Chief Scientist.

Options Grants

   Since January 1, 2000, we granted options to purchase shares of our common stock to the following directors and executive officers:

                Executive Officer or
       Date           Director          Number of Shares Exercise Price Per Share
       ----     --------------------    ---------------- ------------------------

     1/27/00  Teresa W. Ayers.........      333,333               $ 0.75

     1/27/00  Thomas G. Marr..........      333,333               $ 0.75

     1/27/00  Kenneth S. Rubin........      416,666               $ 0.75

     1/27/00  Daniel R. Hudspeth......      174,999               $ 0.75

      8/1/00  Sean M. Ryan............      200,000               $ 4.50

     9/18/00  Michael W. Cohn.........       66,666               $10.02

     12/29/00 Michael W. Cohn.........       33,333               $ 5.13

      1/2/01  Robert T. Nelsen........       15,000               $ 5.28

      1/2/01  James L. Rathmann.......       15,000               $ 5.28

      1/2/01  William E. Rich.........       15,000               $ 5.28

      6/4/01  Michael J. Savage.......       15,000               $ 4.65

   Each of the directors' options vests over a three-year period. Each of the executive officers' options vests over a period of four to five years and are immediately exercisable upon grant, provided that upon the executive officer's cessation of service, any unvested shares are subject to repurchase by us at the original exercise price per share.

Indemnification

   We have entered into indemnity agreements with our directors and executive officers for the indemnification and advance payment of expenses to these persons to the fullest extent permitted by law.

   We believe that each of the transactions described above was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties. Any future transactions between us and any of our directors, officers or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                     By Order of the Board of Directors

                                          /s/ Daniel R. Hudspeth
                                     Daniel R. Hudspeth
                                     Secretary

July 2, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Corporate Secretary, Genomica Corporation, 1745 38th Street, Boulder, Colorado, 80301.

                                   EXHIBIT A

                              GENOMICA CORPORATION

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Composition

   The audit committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The members of the audit committee will serve at the discretion of the Board.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  . With the board of directors, select, evaluate, and, where appropriate, replace the independent auditor. The company's independent auditor shall be accountable to the board of directors and to the audit committee.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  . Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1, (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

  . Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the company.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

   Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Meetings

   The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company may attend any meeting of the Committee, except for portions of the meetings where such presence would be inappropriate, as determined by the Committee.

                              GENOMICA CORPORATION
      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS
                          TO BE HELD ON JULY 18, 2001

The undersigned hereby appoints Teresa W. Ayers and Daniel R. Hudspeth, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Genomica Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Genomica Corporation to be held at the corporate offices of the Company, 1745 38th Street, Boulder, CO 80301 on Wednesday, July 18, 2001 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

  Management recommends a vote for the nominees for director listed below. PROPOSAL 1: TO ELECT THREE DIRECTORS TO HOLD OFFICE UNTIL THE 2004 ANNUAL
MEETING OF STOCKHOLDERS.
  [_] For all nominees listed below (except as marked to the contrary below). [_] Withhold Authority to vote for nominees listed below.
   Nominees: Teresa W. Ayers, William E. Rich, Ph.D. and Michael J. Savage To withhold authority to vote for any nominee(s) write such nominee(s)'
 name(s) below:

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         (CONTINUED ON OTHER SIDE)                     DETACH HERE

                          (Continued from other side)
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: TO RATIFY SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2001.
                          For   [_]   Against [_]   Abstain [_]

                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
                                   Signature: _________________________________
                                   Date: ______________________________________
                                   Signature: _________________________________
                                   Date: ______________________________________
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
                              FOLD AND DETACH HERE